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                                                                      EXHIBIT 12

SOUTHWEST AIRLINES CO.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS, EXCEPT RATIOS)


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
                                               Nine Months
                                           Ended September 30,                   Year Ended December 31,
                                         ----------------------  -----------------------------------------------------------------
                                            2002         2001         2001          2000          1999         1998         1997
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------
Earnings
  Income before income taxes and
    cumulative effect of accounting
    changes                              $   328.7    $   729.8    $   827.7     $ 1,017.4     $   773.6    $   705.1    $   517.0
  Add:  Fixed charges                        187.4        149.0        205.0         199.2         185.3        190.0        198.5
  Less:  Interest capitalized                 12.8         17.9         20.6          27.6          31.2         25.6         19.8
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------
    Total                                $   503.3    $   860.9    $ 1,012.1     $ 1,189.0     $   927.7    $   869.5    $   695.7
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------

Fixed charges
  Interest expense                       $    66.8    $    29.8    $    49.2     $    42.3     $    22.9    $    30.7    $    43.7
  Add:  Interest capitalized                  12.8         17.9         20.6          27.6          31.2         25.6         19.8
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------
  Gross interest expense                      79.6         47.7         69.8          69.9          54.1         56.3         63.5
  Add:  Interest factor of operating
    lease expense                            107.8        101.3        135.2         129.3         131.2        133.7        135.0
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------
    Total                                $   187.4    $   149.0    $   205.0     $   199.2     $   185.3    $   190.0    $   198.5
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------

Ratio of earnings to fixed charges            2.69         5.78         4.94          5.97          5.01         4.58         3.50
                                         ---------    ---------    ---------     ---------     ---------    ---------    ---------

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